EXHIBIT 32.1

SARBANES‑OXLEY ACT OF 2002, SECTION 906 CERTIFICATION BY CHIEF EXECUTIVE OFFICER

As an accompaniment to the Annual Report of MainSource Financial Group, Inc. (the “Company”) on Form 10‑K for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Archie M. Brown, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that to my knowledge:

•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented.

This certification is based on inquiries that I have made, or have caused to be made, in a good faith effort on my part to be a responsible and competent chief executive officer serving the Company and its many constituencies.

This certification merely accompanies and is not part of the Report, shall not be deemed filed for purposes of the Securities Exchange Act of 1934, and may not be used for any purpose other than compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002.

Date: March 10, 2017

/s/ Archie M. Brown, Jr.
[Signature]

President & Chief Executive Officer
[Title]